Exhibit 10.1

AMENDMENT TO CREDIT AGREEMENT

This AMENDMENT TO CREDIT AGREEMENT, dated as of March 27, 2015 (this “Agreement”), is entered into by and between LUMBER LIQUIDATORS, INC., a Delaware corporation (the “Company”) and BANK OF AMERICA, N.A., a national banking association (the “Bank”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement (defined below).

RECITALS

A.           The Bank has extended credit to the Company pursuant to: (i) that certain Amended and Restated Revolving Credit Agreement dated as of February 21, 2012, by and between the Company and the Bank (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”); and (ii) that certain Amended and Restated Revolving Credit Note dated as of February 21, 2012 in the original principal amount of $50,000,000 executed by the Company in favor of the Bank (as amended, restated or otherwise modified from time to time, the “Revolving Credit Note”). The Credit Agreement, Revolving Credit Note and any other documents, instruments or agreements executed in connection therewith are collectively referred to herein as the “Loan Documents”.

B.           The parties hereto have agreed to amend the Credit Agreement, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Estoppel, Acknowledgement and Reaffirmation. The Company hereby acknowledges and agrees that, as of March 27, 2015, the outstanding balance under the Revolving Credit Facility was not less than $2,684,500 (composed of $0.00 in principal, $0.00 in accrued interest and $2,684,500 in outstanding Letters of Credit), which constitutes a valid and subsisting obligation of the Company to the Bank that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The Company hereby acknowledges its obligations under the Loan Documents, reaffirms that each of the liens and security interests created and granted pursuant to the Loan Documents is valid and subsisting and agrees that this Agreement shall in no manner impair or otherwise adversely affect such obligations, liens or security interests, except as explicitly set forth herein.

2.          Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, effective as of the Effective Date (defined below), the Credit Agreement is hereby amended as follows:

(a)         Section 1.1 of the Credit Agreement is hereby amended to add the following terms in the appropriate alphabetical order:

“Amendment” means that certain Amendment to Credit Agreement dated as of March 27, 2015 between the Company and the Bank.

“Executive Officer” means any of the Company’s employees meeting the definition of “executive officer” set forth in 17 CFR 240.3b-7.

“Material Dispute” means any dispute that could reasonably be expected to cause a material adverse change in the financial condition or results of operations of the Company.

“Material Litigation” means any litigation that could reasonably be expected to cause a material adverse change in the financial condition or results of operations of the Company.

“Revolving Loan Notice” means a notice in the form of Exhibit 2.2(e) to this Agreement.

(b)          The first sentence of Section 1A.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Upon satisfaction of the conditions set forth in Section 2.2 of this Agreement, the Bank promptly (and in any event before 12:00 p.m. New York time on the later of: (i) the Business Day immediately following the date on which the Revolving Loan Notice is received by Bank or (ii) the Business Day on which the funds are requested to be advanced per the applicable Revolving Loan Notice) shall advance funds under the Revolving Credit Facility in U.S. Dollars in the amount requested in the applicable Revolving Loan Notice by crediting the amount of such advance to the general deposit account of the Company maintained at the Bank.

(c)          Section 1A.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 1A.8 Letters of Credit. The Company may from time to time apply to the Bank for one or more letters of credit (each, a “Letter of Credit” and, collectively, the “Letters of Credit”) pursuant to applications and such other documentation as the Bank shall require (collectively, the “Letter of Credit Documents”); provided, however, that (i) the aggregate stated amount of all Letters of Credit issued by the Bank for the account of the Company shall not at any time exceed the Letter of Credit Sublimit and (ii) the term of any Letter of Credit shall not extend beyond the Revolving Credit Termination Date. Each request submitted by the Company for a Letter of Credit shall constitute a representation and warranty by the Company, as of the date of each such request and as of the date of the issuance of such Letter of Credit, that the conditions in Section 2.2(a) through (d) have been satisfied. Each Letter of Credit and any related Letter of Credit Documents shall constitute Loan Documents hereunder.

(d)          Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.2           Conditions to All Borrowings. The obligation of the Bank to advance or re-advance any funds under the Revolving Credit Facility is subject to the satisfaction of the following conditions precedent on the date of such borrowing request:

(a)          Loan Documents. The Company shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement, the Security Agreement and all other documents, instruments or agreements to which the Company is a party that evidence, secure or otherwise relate to the Revolving Credit Facility (all documents described in this paragraph (a) being collectively referred to herein as the “Loan Documents”), as the same may be modified and amended from time to time;

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(b)          No Material Adverse Change. There shall not have occurred any material adverse change in the financial condition or results of operations of the Company, and the prospect of payment or performance of the Revolving Credit Facility has not been materially impaired;

(c)          No Default. There shall exist no Event of Default and no event shall have occurred or condition exist which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default;

(d)          Representations and Warranties. The representations and warranties contained in Article 3 hereof shall be true as of the date hereof; and

(e)          Notice of Borrowing. The Bank shall have received a Revolving Loan Notice, which notice must be received by the Bank prior to 10:00 a.m. (New York, New York time) on the date which is the requested date of each advance or re-advance under the Revolving Credit Facility.

Each Revolving Loan Notice submitted by the Company hereunder shall constitute a representation and warranty by the Company, as of the date of each such notice and as of the date of each such advance, that the conditions in this Section 2.2 have been satisfied.

(e)          Section 3.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 3.5           Litigation.

(a)          Except as specifically set forth in a written disclosure provided to the Bank by the Company on or before the Effective Date (as defined in the Amendment), there exists no action, suit, investigation or proceeding pending or, to the knowledge of any Executive Officer, threatened, in any court or before an arbitrator or governmental authority that could reasonably be expected to cause any material adverse change in the financial condition or results of operations of the Company; and

(b)           No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other governmental authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

(f)          The second sentence of Section 3.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Except as specifically set forth in a written disclosure provided to the Bank by the Company on or before the Effective Date (as defined in the Amendment), there are no liabilities, direct or indirect, fixed or contingent, that would reasonably be expected to materially adversely affect the Company’s financial condition or operations.

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(g)          Section 4.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 4.10         Compliance with Applicable Laws. Comply with all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over it, including without limitation all Environmental Laws, except where non-compliance would not materially adversely affect (i) its financial condition or operations or (ii) its ability to execute, deliver or perform the terms of the Loan Documents.

(h)          Section 4.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 4.11         Notice of Liabilities. Notify the Bank promptly in writing of (i) any condition, event, claim or act that would reasonably be expected to materially adversely affect its financial condition or operations, or any of the Bank's rights or remedies under the Loan Documents, or that would reasonably be expected to result in a material fixed or contingent liability, (ii) any Material Litigation filed by or against it, (iii) the occurrence of any event that, with the giving of notice or the lapse of time, or both, would constitute an event of default under any of the Loan Documents, (iv) the occurrence of any uninsured or partially insured loss by it resulting from fire, theft, liability or property damage if such loss is in excess of $5,000,000, (v) the assumption, guarantee, endorsement or other act causing it to become surety for or upon any material obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (vi) any Material Dispute between the Company and any governmental authority or agency, and (vii) any change in the Company's name, legal structure, jurisdiction of incorporation, place of business or chief executive office.

(i)           Section 6.1(i) of the Credit Agreement is hereby amended by replacing reference to the amount of “$1,000,000” therein with “$5,000,000”.

(j)           A new Exhibit 2.2(e) in the form attached hereto as Exhibit 2.2(e) is hereby added to the Credit Agreement and incorporated therein.

3.           Effectiveness; Conditions Precedent. This Agreement shall become effective as of the date hereof (the “Effective Date”) when, and only when, each of the following conditions shall have been satisfied or waived, in the sole discretion of the Bank:

(a)          The Bank shall have received counterparts of this Agreement duly executed by each of the Company and the Bank;

(b)          The Bank shall have received reimbursement from the Company for all reasonable fees and expenses incurred through the Effective Date in connection with the Credit Agreement, the Loan Documents and this Agreement and invoiced to the Company on or before the date of this Agreement; and

(c)          The Bank shall have received and approved the written disclosures described in (a) Section 3.5(a) of the Credit Agreement and (b) Section 3.7 of the Credit Agreement, which receipt and approval shall be evidenced by the Bank’s release of its signature page to this Agreement.

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4.           Ratification. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Bank under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein. This Agreement shall constitute a Loan Document, and the breach in any material respect of any provision or representation by the Company under this Agreement shall constitute an Event of Default under Section 6.1 of the Credit Agreement.

5.           Representations of the Company. The Company represents and warrants to the Bank as follows:

(a)          It has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any other documents delivered by it in connection herewith.

(b)          This Agreement and each other document delivered by it in connection herewith has been duly executed and delivered by the Company and constitutes the Company’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally.

(c)          No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Company of this Agreement.

(d)          The execution and delivery of this Agreement or any other document delivered by it in connection herewith does not (i) violate, contravene or conflict with any provision of its organizational documents or (ii) materially violate, contravene or conflict with any applicable laws affecting the Company.

(e)          After giving effect to this Agreement, (i) the representations and warranties of the Company set forth in Article 3 of the Credit Agreement are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date and (ii) no event has occurred and is continuing which constitutes a default or an Event of Default.

(f)          As of the date hereof, the Company has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Bank or the Bank’s respective officers, employees, representatives, agents, counsel or directors arising from any action by such persons, or failure of such persons to act under the Credit Agreement or under any other agreement between the Bank and the Company, either written or oral, on or prior to the date hereof.

6.           Release. In consideration of the Bank entering into this Agreement, the Company hereby releases and forever discharges the Bank and each of the Bank’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever through the date of this Agreement, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Company may have or claim to have against any of the Bank Group; provided, that nothing herein will constitute a release or discharge of the agreements set forth herein or of the effectiveness of the Loan Documents from and after the date hereof.

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7.          No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No other party shall have or be entitled to assert rights or benefits under this Agreement.

8.          Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto as to the subject matter hereof and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

9.          Confidentiality. The Bank agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by, or on behalf of, Company or any Subsidiary, except that such information may be disclosed (i) to affiliates of the Bank and the respective directors, officers, employees, agents and advisors of the Bank and the Bank’s affiliates (each, a, “Related Party”), including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this paragraph, or which becomes available to the Bank on a non-confidential basis from a source other than the Company, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (ix) subject to provisions substantially similar to this paragraph, to any actual or prospective assignee or participant, or (vi) with the consent of the Company. Any Person, including but not limited to any Related Party, required to maintain the confidentiality of any information as provided for in this paragraph shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

10.         Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be effective as an original.

11.         Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

12.         Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

13.         Miscellaneous.

(a)          Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(b)          Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to Credit Agreement to be duly executed and delivered as of the date first above written.

COMPANY:	LUMBER LIQUIDATORS, INC.,
a Delaware corporation

By:	/s/ Daniel Terrell
Name: Daniel Terrell
Title: Chief Financial Officer

[Signature Pages Continue]

BANK:	BANK OF AMERICA, N.A.,

By:	/s/ Greg L. Richards
Name: Greg L. Richards
Title: Senior Vice President

[Signature Pages End]

Exhibit 2.2(e)

Form of Revolving Loan Notice

REVOLVING LOAN NOTICE

Date:	__________, 20__

To:	Bank of America, N.A.

Re:	Amended and Restated Revolving Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of February 21, 2012 by and between LUMBER LIQUIDATORS, INC., a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A., a national banking association.

Ladies and Gentlemen:

Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby requests an advance under the Revolving Credit Facility:

1.	On __________, ____ [which shall be a Business Day]
2.	In the amount of $_____

With respect to any advance requested herein, the Company hereby represents and warrants that each of the conditions set forth in Section 2.2 of the Credit Agreement have been satisfied on and as of the date of such advance.

LUMBER LIQUIDATORS, INC.,
a Delaware corporation

By:
Name:
Title: